EXHIBIT (11)

                          THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                          ---------------------------------------------
                                Computation of Earnings Per Share

                          Amounts in Millions Except Per Share Amounts

                                                     Three Months Ended       Six Months Ended
                                                        December 31              December 31
                                                      1998         1997        1998        1997
                                                     -------     -------      -------     -------
BASIC NET EARNINGS PER SHARE
Net earnings                                         $ 1,142     $ 1,046      $ 2,309     $ 2,133
Deduct preferred stock dividends                          29          26           54          52
                                                     -------     -------      -------     -------
Net earnings applicable to common stock              $ 1,113     $ 1,020      $ 2,255     $ 2,081
                                                     =======     =======      =======     =======

Average number of common shares outstanding          1,330.1     1,346.0      1,330.1     1,346.0
                                                     =======     =======      =======     =======

Basic net earnings per share                         $  0.84     $  0.76      $  1.70     $  1.55
                                                     =======     =======      =======     =======

DILUTED NET EARNINGS PER SHARE
Net earnings                                         $ 1,142     $ 1,046      $ 2,309     $ 2,133
Deduct differential - preferred
   vs. common dividends                                    6           6           11          13
                                                     -------     -------      -------     -------
Net earnings applicable to common stock              $ 1,136     $ 1,040      $ 2,298     $ 2,120
                                                     =======     =======      =======     =======

Average number of common shares outstanding          1,330.1     1,346.0      1,330.1     1,346.0
Add potential effect of:
   Exercise of options                                  23.5        24.0         23.5        24.0
   Conversion of preferred stock                        97.8       100.3         97.8       100.3
                                                     -------     -------      -------     -------
Average number of common shares
   outstanding, assuming dilution                    1,451.4     1,470.3      1,451.4     1,470.3
                                                     =======     =======      =======     =======

Diluted earnings per share                           $  0.78     $  0.71      $  1.58     $  1.44
                                                     =======     =======      =======     =======